UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZIMMER BIOMET HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4151777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 East Main Street Warsaw, Indiana	46580
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.414% Notes due 2022	New York Stock Exchange
2.425% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box:  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-209394

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Zimmer Biomet Holdings, Inc., a Delaware corporation (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated December 6, 2016 (the “Prospectus Supplement”) to a Prospectus dated February 4, 2016 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-209394), which Registration Statement was filed with the Commission on February 4, 2016, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are the Company’s €500,000,000 1.414% Notes due 2022 and €500,000,000 2.425% Notes due 2026. The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities We May Offer” in the Prospectus.

Item 2.	Exhibits.

4.1	Indenture, dated as of November 17, 2009, between Zimmer Holdings, Inc. (now known as Zimmer Biomet Holdings, Inc.) and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 13, 2016).

4.2	Fourth Supplemental Indenture, dated as of December 13, 2016, between Zimmer Biomet Holdings, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 13, 2016).

4.3	Agency Agreement, dated as of December 13, 2016, by and among Zimmer Biomet Holdings, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, Elavon Financial Services DAC, as registrar and transfer agent, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 13, 2016).

4.4	Amendment No. 1 to the Agency Agreement, dated as of January 4, 2017, by and among Zimmer Biomet Holdings, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, Elavon Financial Services DAC, as original registrar and original transfer agent, U.S. Bank National Association, as successor registrar and successor transfer agent, and Wells Fargo Bank, National Association, as trustee (filed herewith).

4.5	Form of 1.414% Notes due 2022 (included in Exhibit 4.2).

4.6	Form of 2.425% Notes due 2026 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2017

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of November 17, 2009, between Zimmer Holdings, Inc. (now known as Zimmer Biomet Holdings, Inc.) and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 13, 2016).

4.2	Fourth Supplemental Indenture, dated as of December 13, 2016, between Zimmer Biomet Holdings, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 13, 2016).

4.3	Agency Agreement, dated as of December 13, 2016, by and among Zimmer Biomet Holdings, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, Elavon Financial Services DAC, as registrar and transfer agent, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 13, 2016).

4.4	Amendment No. 1 to the Agency Agreement, dated as of January 4, 2017, by and among Zimmer Biomet Holdings, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, Elavon Financial Services DAC, as original registrar and original transfer agent, U.S. Bank National Association, as successor registrar and successor transfer agent, and Wells Fargo Bank, National Association, as trustee (filed herewith).

4.5	Form of 1.414% Notes due 2022 (included in Exhibit 4.2).

4.6	Form of 2.425% Notes due 2026 (included in Exhibit 4.2).